Exhibit (a)(1)(J)

FORM OF COMMUNICATION TO

ELIGIBLE OPTIONHOLDERS REJECTING THE ELECTION FORM

UNDER THE EXCHANGE OFFER

Date:	, 2008

To:

From:	United Therapeutics Corporation

Re:	Rejected Election Form Under Option Exchange Program

Unfortunately, your Election Form regarding our exchange offer was inaccurate, incomplete, improperly signed, or was not accepted for the following reason(s):

If you wish to participate in the exchange offer, please complete and execute the attached Election Form and deliver it to United Therapeutics so that it is received before the expiration of the exchange offer, which we expect will be at 5:00 p.m., New York City Time, on December 26, 2008 (or a later date if we extend the offer), using one of the following means:

By Mail or Courier:

United Therapeutics Corporation

Attention: Alyssa Friedrich

1110 Spring Street

Silver Spring, MD 20910

By Facsimile:

United Therapeutics Corporation

Attention: Alyssa Friedrich

Facsimile: 301-680-2643

By Hand or Interoffice Mail:

Attention: Alyssa Friedrich

By E-mail:

afriedrich@unither.com

Please ensure that you receive a confirmation of receipt from us after you resubmit your Election Form. If we do not receive a properly completed and signed Election Form from you before the expiration of the exchange offer, all Eligible Options held by you will remain outstanding according to their existing term, exercise price, vesting schedule and other terms and conditions.

You should direct questions about the exchange offer or requests for assistance (including requests for additional copies of the Offer to Exchange, the Election Form or other documents relating to this exchange offer) to any member of our Human Resources Team:

Alyssa Friedrich at 240-821-1730 or afriedrich@unither.com

Jami Etter at 240-821-1728 or jetter@unither.com

Danielle Tilford at 240-821-1791 or dtilford@unither.com

Claire Moore at 321-676-0010 ext 1040 or cmoore@unither.com

Holly Aimone at 919-485-8350 ext 1215 or haimone@unither.com

Gill Salmon 44 1483-207780 ext 1215 or gsalmon@unither.com